Calculation of Filing Fee Tables
S-8
OBSIDIAN ENERGY LTD.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share	Other	471,300		$ 3,064,628.25	0.0001381	$ 423.23
2	Equity	Common Shares, no par value per share	Other	707,100		$ 4,597,917.75	0.0001381	$ 634.97
3	Equity	Common Shares, no par value per share	Other	50,000		$ 325,125.00	0.0001381	$ 44.90
4	Equity	Common Shares, no par value per share	Other	1,304,806		$ 8,484,501.02	0.0001381	$ 1,171.71
Total Offering Amounts:						$ 16,472,172.02		$ 2,274.81
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,274.81
Offering Note
[1]	Represents 471,300 common shares, no par value, of Obsidian Energy Ltd. (the "Common Shares") issuable under the Obsidian Energy Ltd. Stock Option Plan, amended and restated as of July 30, 2020 (the "Stock Option Plan"). The proposed maximum price per Common Share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the high and low prices for the Common Shares as reported on the NYSE American on October 1, 2025. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable under the Stock Option Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Obsidian Energy Ltd.'s receipt of consideration which would increase the number of outstanding Common Shares.

[2]	Represents 707,100 Common Shares issuable under the Restricted and Performance Share Unit Plan, amended and restated as of July 30, 2020 (the "Share Unit Plan"). The proposed maximum price per Common Share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices for the Common Shares as reported on the NYSE American on October 1, 2025. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable under the Share Unit Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Obsidian Energy Ltd.'s receipt of consideration which would increase the number of outstanding Common Shares.

[3]	Represents 50,000 Common Shares issuable under the Employee Retirement / Savings Plan - Equity and Cash Component, effective October 31, 2018 (the "Employee Plan"). The proposed maximum price per Common Share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices for the Common Shares as reported on the NYSE American on October 1, 2025. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable under the Employee Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Obsidian Energy Ltd.'s receipt of consideration which would increase the number of outstanding Common Shares.

[4]	Represents 1,304,806 Common Shares that may be deemed to be "restricted securities" and/or "control securities" under the Securities Act and the rules and regulations promulgated thereunder that were issued or are issuable to the selling securityholder identified in this registration statement on Form S-8 (the "Re-Sale Shares"). The proposed maximum price per Re-Sale Share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices for the Common Shares as reported on the NYSE American on October 1, 2025. Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 covers any additional Common Shares that become issuable to the selling securityholder by reason of any stock dividend, stock split, recapitalization or similar transaction effected without Obsidian Energy Ltd.'s receipt of consideration which would increase the number of outstanding Common Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A